UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2011

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway
Malvern, PA		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 9, 2011, Auxilium Pharmaceuticals, Inc. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended March 31, 2011. The full text of such press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

As previously announced, the Company, will conduct a conference call today, Monday, May 9, 2011 at 10:00 a.m. ET to discuss results and highlights of the first quarter 2011. The presentation slides to be used during the call will be available on the “For Investors” section of the Company’s web site (http://www.auxilium.com) under the “Presentations” tab beginning at 7 a.m. ET on Monday, May 9, 2011. An audio feed of the conference call will be simultaneously web cast on the Company’s web site and will be available, along with the presentation slides, on the “For Investors” section of the Auxilium web site under the “Events” tab beginning at 10:00 a.m. ET on Monday, May 9, 2011, and will remain available for future review until June 9, 2011.

The information contained in, or that can be accessed through the Company’s web site, is not a part of this filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following press release is furnished as an exhibit to this Current Report on Form 8-K pursuant to Item 2.02 and shall not be deemed to be “filed”:

99.1 Press Release dated May 9, 2011 issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: May 9, 2011	By:	/s/ James E. Fickenscher
James E. Fickenscher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 9, 2011 issued by Auxilium Pharmaceuticals, Inc.